                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in Amendment No. 3 to Registration Statement No. 333-2876 of Suburban Lodges of America, Inc. on Form S-1 of our report on the combined financial statements and the combined financial statement schedule of Suburban Lodges of America, Inc. and Affiliated Entities dated March 17, 1996 (April 9, 1996 as to Note 11), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Atlanta, Georgia

May 22, 1996

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in Amendment No. 3 to Registration Statement No. 333-2876 of Suburban Lodges of America, Inc. on Form S-1 of our report on the financial statements of Gulf Coast Associates, Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Atlanta, Georgia

May 22, 1996